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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Pfizer Inc. of our report dated January 24, 2000, except for Note 6, as to which the date is February 7, 2000, relating to the financial statements of Warner-Lambert Company, which appears in the Annual Report of Pfizer Inc. on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
August 13, 2002